Exhibit 10.2

FOURTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”), is dated as of June 7, 2011 by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (the “Borrower”) and UNION BANK, N.A., as a Lender (as defined in the Loan Agreement) and as agent for the Lenders (in such capacity, the “Agent”).

BACKGROUND

A. Borrower, the Lenders (as defined in the Loan Agreement) and Agent are parties to a certain Loan and Security Agreement, dated as of February 10, 2010, as amended, modified, supplemented, extended or restated from time to time, including by the First Amendment to Loan and Security Agreement dated as of July 16, 2010, the Second Amendment to Loan and Security Agreement dated as of January 31, 2011 and the Third Amendment and Consent to Loan and Security Agreement dated as of April 5,2011 (collectively, the “Loan Agreement”), pursuant to which the Lender has agreed, subject to and on the terms and conditions set forth therein, to make certain loans and other credit accommodations to or for the benefit of Borrower.

B. The parties desire to amend the Loan Agreement in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

The parties to this Amendment, intending to be legally bound, hereby agree as follows:

1. Incorporation of Recitals. Each of the above recitals is incorporated herein as true and correct and is relied upon by Agent and each Lender in agreeing to the terms of this Amendment. Any capitalized term not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

2. Representations and Warranties. Borrower represents and warrants to, and covenants and agrees for the benefit of, the Agent and each Lender that:

a. the representations and warranties of Borrower set forth in the Loan Agreement and each other Loan Document were true, correct and complete when made, and remain true, correct and complete in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof;

b. Borrower has the authority to execute this Amendment and the execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered in connection herewith (i) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (ii) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (iii) do not and will not conflict with any requirement of law or Borrower’s articles of incorporation, bylaws, minutes or resolutions, (iv) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which they or any of their respective properties are bound, and (v) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, Lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or any of its Subsidiaries;

c. this Amendment and the other instruments and agreements delivered or to be delivered by Borrower in connection herewith have been duly executed and delivered by Borrower and constitute the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (ii) enforcement may be subject to general principles of equity, and (iii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought;

d. no event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute, a Default, an Event of Default, or a breach or failure of any condition under any Loan Document; and

e. after giving effect to this Amendment, Borrower has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to its liabilities, obligations and indebtedness arising under or in connection with the Loan Agreement or any of the other Loan Documents.

3. Amendments to Loan Agreement. Schedule A to the Loan Agreement is hereby amended by amending and restating the following definitions to read as follows:

“Borrowing Termination Date” means September 30, 2011.

“Commitment Maturity Date” means the earliest of (a) December 31, 2011, (b) the date on which the Lenders’ obligation to make Loans is terminated and the Obligations are declared to be due and payable or the Commitments are terminated pursuant to Section 7.2, and (c) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.17.

4. Conditions Precedent. Borrower understands that this Amendment shall not be effective and shall have no force or effect until each of the following conditions precedent has been satisfied, or waived in writing by Agent (in Agent’s sole discretion):

a.	Borrower shall have duly executed and delivered to Agent this Amendment;

b.	The representations and warranties of Borrower under the Loan Agreement, the other Loan Documents and this Amendment, as applicable, shall be true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date); provided that the foregoing materiality qualifications shall not apply to any representations or warranties that are qualified by materiality in the text thereof;

c.	The Agent shall have received in immediately available funds, all out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) incurred by the Agent in connection with this Amendment and the transactions contemplated hereby and invoiced to Borrower prior to the date on which this Amendment is otherwise to become effective; provided that the failure to invoice any such amounts to Borrower prior to such date shall not preclude the Agent from seeking reimbursement of such amounts, or excuse Borrower from paying or reimbursing such amounts, following the effective date of this Amendment; and

d.	The Agent shall have received such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

5. Ratification and Confirmation of Loan Documents. Except as expressly set forth in Section 3 hereof, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Loan Agreement or any other Loan Document, and shall not shall not operate as a waiver of any right, power, or remedy of Agent or any Lender under the Loan Agreement or any other Loan Document. The Loan Agreement, all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement and each other Loan Document shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed by Borrower in all respects.

6. No Waivers. This Amendment: (a) in no way shall be deemed to be a consent or an agreement on the part of the Agent or any Lender to waive any covenant, liability or obligation of Borrower, any guarantor or any third party or to waive any right, power, or remedy of Agent or any Lender, except as expressly set forth herein; (b) in no way shall be deemed to imply a willingness on the part of Agent or any Lender to grant any similar or other future waivers or to agree to any future consents, amendments or modifications to any of the terms and conditions of the Loan Agreement or the other Loan Documents; (c) shall not in any way, prejudice, limit, impair or otherwise affect any rights or remedies of Agent or any Lender under the Loan Agreement or any of the other Loan Documents, including, without limitation, the Agent’s or any Lender’s right to demand strict performance of Borrower’s liabilities and obligations to the Agent and the Lenders and the Obligations under the Loan Documents at all times; (d) in no way shall obligate Agent or any Lender to make any future amendments, waivers, consents or modifications to the Loan Agreement or any other Loan Document; and (e) is not a continuing waiver with respect to any failure to perform any Obligation. Borrower acknowledges and agrees that: (i) except as expressly set forth herein, the Loan Agreement has not been amended or modified in any way by this Amendment, except as expressly provided herein, (ii) neither Agent nor any Lender waives any failure by Borrower to perform its Obligations under the Loan Agreement or any of the other Loan Documents, and (iii) the Agent and each Lender is relying upon Borrower’s and each Lender’s representations, warranties and agreements, as set forth herein and in the Loan Documents in entering into this Amendment. Nothing in this Amendment shall constitute a satisfaction of Borrower’s Obligations.

7. Miscellaneous. Borrower acknowledges and agrees that the representations and warranties set forth herein are material inducements to Agent and the Lenders to deliver this Amendment. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective permitted successors and assigns. This Amendment and the Loan Agreement shall be read together as one document. No course of dealing on the part of Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by Agent or the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by Borrower of any provision of the Loan Documents shall not affect any right of Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent and/or the Lenders, as applicable. No other Person shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules. If any provision of this Amendment or any of the other Loan

Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower, the Agent and the Lenders have caused this Amendment to be executed as of the date first written above.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.		UNION BANK, N.A., as Agent

By:	/s/ Scott Harvey	By:	/s/ J. William Bloore
Name:	Scott Harvey	Name:	J. William Bloore
Title:	Chief Legal Officer	Title:	Vice President

UNION BANK, N.A., as Lender

		By:	/s/ J. William Bloore
		Name:	J. William Bloore
		Title:	Vice President

[Signature Page to Fourth Amendment to Loan and Security Agreement]

5